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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                OCTOBER 11, 1996
                                (Date of report)



                                  ULTRAK, INC.
             (Exact name of registrant as specified in its charter)




            DELAWARE                         0-9463           75-2626358
   (State or other jurisdiction of        (Commission       (I.R.S. employer
   incorporation or organization)         file number)     identification no.)




                        1220 CHAMPION CIRCLE, SUITE 100,
                            CARROLLTON, TEXAS 75006
                    (Address of principal executive offices)


                                 (214) 280-9675
              (Registrant's telephone number, including area code)


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                         ULTRAK, INC. AND SUBSIDIARIES



ITEM 2:  ACQUISITION OF ASSETS

Acquisition of Groupe Bisset:
On September 26, 1996, Ultrak, Inc. (the "Company") acquired 100% of the outstanding share capital of Groupe Bisset, S.A. ("Bisset"), a Paris, France based privately-held company, for US $5.0 million in cash and 289,855 shares of restricted Common Stock, $.01 par value of the Company ("Common Stock"), US $2.5 million in deferred consideration payable one half in cash and one half in restricted Common Stock and up to an additional US $2.5 million payable one half in cash and one half in restricted Common Stock if certain net income levels are attained by Bisset over a one-year period beginning July 1, 1996.
In conjunction with the acquisition of Bisset, Roland Scetbon, President of Bisset, was elected a director of the Company.

Bisset is a distributor of closed circuit television and professional audio
products.   Bisset's unaudited net sales for the year ended December 31, 1995 were US $18.5 million. The transaction has been accounted for as a purchase and the operations of Bisset will be included in the Company's consolidated statement of income since the date of acquisition. Goodwill will be amortized over 25 years using the straight line method.


ITEM 5: OTHER EVENTS

Investment in Lenel Systems International, Inc.:
On September 6, 1996, the Company purchased approximately 24% of the outstanding common stock of Lenel Systems International, Inc. ("Lenel"), a New York corporation, for $2.6 million in cash. Lenel is a privately-held software company specializing in security access control products based in Fairport, New York. Additionally, the Company received a warrant, expiring on March 1, 1999, to purchase additional shares of Lenel stock to increase its ownership to 51%
and signed a world-wide reseller agreement with Lenel.   The Company has the
right of first refusal with respect to the stock of Lenel's founders and has the right to designate one director of Lenel. The transaction will be accounted for using the equity method.




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                         ULTRAK, INC. AND SUBSIDIARIES


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

It is impracticable to provide the required financial statements relating to Bisset at this time. The required financial statements will be filed as soon as possible, but not later than 60 days from the date this report must be filed.

(b)  Pro Forma Financial Information

It is impracticable to provide the required pro forma financial information relating to Bisset at this time. The required pro forma financial information will be filed as soon as possible, but not later than 60 days from the date this report must be filed.

(c)  Exhibits

Exhibit 10.1 Stock Purchase Agreement dated September 26, 1996 among Maurice Scetbon, Monda, S.A., a Belgium corporation, Frida, S.A., a Belgium corporation, Ultrak, Inc. and Ultrak Holdings Limited, a United Kingdom company and wholly-owned subsidiary of Ultrak, Inc.

Exhibit 10.2 Stock Purchase Agreement dated September 6, 1996 between Lenel Systems International, Inc. and Ultrak, Inc.




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                         ULTRAK, INC. AND SUBSIDIARIES

                                   SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                 ULTRAK, INC.
                                                 (Registrant)



Date: October 11, 1996                           By: /s/ TIM D. TORNO
                                                     -----------------------
                                                 Tim D. Torno
                                                 Principal Financial and
                                                 Accounting Officer




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                              INDEX TO EXHIBITS


Exhibit                Description
-------                -----------

10.1 Stock Purchase Agreement Dated September 26, 1996 Maurice Scetbon, Monda, S.A., a Belgium corporation, Frida, S.A., a Belgium corporation Ultrak, Inc. and Ultrak Holdings Limited, a United Kingdom company and wholly owned subsidiary of Ultrak, Inc.

10.2 Stock Purchase Agreement dated September 6, 1996 between Lenel Systems International, and Ultrak, Inc.